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                                                                      EXHIBIT 99

                        OFFITBANK 1993 STOCK OPTION PLAN


1.       PURPOSE; RESTRICTIONS ON AMOUNT AVAILABLE UNDER THE PLAN

         This Offitbank 1993 Stock Option Plan ("Plan") is intended to encourage stock ownership by employees of Offitbank, a New York state chartered trust company (the "Corporation"), its divisions and Parent Corporations or Subsidiary Corporations (as herein defined) and nonemployee directors of the Corporation, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation, its divisions and Parent Corporations or Subsidiary Corporations (or, in the case of nonemployee directors, to remain in service as directors of the Corporation) and to put forth maximum efforts for the success of the business. It is further intended that options ("Options") granted by the Committee (as herein defined) pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as thereafter amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options").

2.       DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         a.       BOARD shall mean the board of directors of the Corporation.

         b. CAUSE shall mean discharge of the Optionee (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Corporation or any Parent Corporation or Subsidiary Corporation, (ii) for violation of a policy of the Corporation or any Parent or Subsidiary Corporation, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Corporation or any Parent or Subsidiary Corporation, or (iv) for "cause" or any like term as defined in any written employment contract between the Corporation or any Parent Corporation or Subsidiary Corporation and the Optionee.

         c. COMMITTEE shall mean the Administrative Committee of the Board.

         d. COMMON STOCK shall mean the Corporation's common stock, par value $7.00 per share, or par value $1.17 per share if the Split is effectuated.

         e. DISABILITY shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.



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         f.       DISINTERESTED PERSON means a person who has not, during the one year prior to service on the Committee, or at any time during such service, been granted or awarded any stock or stock-based derivative security (within the meaning of SEC Rule 16a-1(c) under the 1934 Act) pursuant to the Plan or any other plan of the Corporation or any Parent Corporation or Subsidiary Corporation, except as provided in SEC Rule 16b-3(c)(2)(i) under the 1934 Act.

         g.       FAIR MARKET VALUE per share as of a particular date shall mean
                  (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as shall be determined by a nationally recognized independent appraiser selected by the Committee.

         h.       1933 ACT means the Securities Act of 1933, as amended.

         i. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         j. OPTION AGREEMENT shall mean a written agreement prepared by the Committee evidencing the grant of one or more Options to an Optionee under the Plan.

         k. OPTIONEE shall mean a person who is eligible under Section 4 of the Plan to be granted Options by the Committee and who has been granted Options.

         1. OPTION PRICE shall mean the price per share of Common Stock at which an Option shall be exercisable.

         m. PARENT CORPORATION shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         n.       SEC means the Securities and Exchange Commission.

         o. SECTION 16 OPTIONEE means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Corporation.

         p. SPLIT means the proposed 6-for-1 split of the Common Stock that was approved by the Board on November 29, 1993.



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         q.       SUBSIDIARY CORPORATION shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         r. TEN PERCENT STOCKHOLDER shall mean an Optionee who, at the time that an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporations or Subsidiary Corporations.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee, consisting of not less than two members of the Board who, if the Corporation becomes subject to the 1934 Act, are at all times thereafter (i) directors of the Corporation, (ii) not employees of the Corporation or any of its Parent Corporations or Subsidiary Corporations, and (iii) Disinterested Persons. Membership on the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Common Stock pursuant to the Plan to be exempt from liability under
         Section 16(b) of the 1934 Act if the Corporation becomes subject to the provisions thereof.

         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, provided that no member of the Committee shall be under consideration for a grant of options at the time the Committee acts; to determine which Options shall constitute Incentive Stock Options; to determine the Option Price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

         The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The



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         Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by telephone conference at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.       ELIGIBILITY

         Options may be granted to employees (including, without limitation, officers and directors who are employees) of the Corporation, its present or future divisions, and its Parent Corporations or Subsidiary Corporations and to nonemployee directors of the Corporation. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation or any Parent Corporation or Subsidiary Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

         An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.       STOCK

         The stock subject to Options hereunder shall be the Corporation's Common Stock. Shares of Common Stock subject to Options hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 37,887 (or 227,320 if the Split is effectuated). The limitation established by the preceding sentence shall be subject to adjustment as provided in
         Section 8(i) hereof.

         In the event that any outstanding Option under the plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.



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6.       INCENTIVE STOCK OPTIONS

         Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions (and such terms and conditions shall be incorporated by reference in the Option Agreements evidencing such Options), in addition to the general terms and conditions specified in
         Section 8 hereof.

         a. VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Corporation and any Parent Corporation or Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000 (the "$100,000 Limit"). If the aggregate Fair Market Value of the shares of Common Stock (determined as of the date that the Incentive Stock Option is granted) with respect to all Incentive Stock Options previously granted under the Plan and any other plans ("Prior Grants") and any Incentive Stock Options under a current grant (a "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, the Option shall be exercisable as follows:

                  (1) the portion of the Current Grant exercisable for the first time by the Optionee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Optionee during such calendar year with respect to Common Stock which would have an aggregate Fair Market Value (determined as of the respective grant date for such Incentive Stock Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Optionee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Optionee when added to all Prior Grants without exceeding the $100,000 Limit; and

                  (2) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding provision during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not constitute an Incentive Stock Option, but shall be exercisable as a separate Nonqualified Stock Option at such date or dates as shall be provided in the Current Grant;

         b. TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of such Incentive Stock Option,



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                  and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.       NONQUALIFIED STOCK OPTIONS

         Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions (and such terms and conditions shall be incorporated by reference in the Option Agreements evidencing such Options):

         a. NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

         b. TYPE OF OPTION. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

         c. OPTION PRICE. Each Option Agreement shall state the Option Price, which, shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in
                  Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

         d. MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash and may be effected in whole or in part (i) with monies received from the Corporation or any Parent Corporation or Subsidiary Corporation at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Corporation or any Parent Corporation or Subsidiary Corporation pursuant to repayment terms and conditions as shall be determined from time-to-time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law, and provided, further, that in the event the Option Price is paid with monies borrowed from the Corporation or any Parent Corporation or Subsidiary Corporation, such fact shall be noted conspicuously on the certificate for such shares in accordance with applicable law.



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         e.       TERM AND EXERCISE OF OPTIONS. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period for each Option shall be determined by the Committee; provided, however, that such exercise period shall not exceed eight (8) years from the date of grant of such Option. The exercise period of an Option shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

         f.       TERMINATION. Except as provided in this Section 8(f) and in
                  Section 8(g) hereof, an Option may not be exercised unless the Optionee is then in the employ of the Corporation (or a division) or a Parent or Subsidiary Corporation thereof and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability or retirement), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination; provided, however, that if the employment of an Optionee shall terminate for Cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith.

                  In the case of an Option granted to an individual who at the time of grant was not an employee of the Corporation or a Parent or Subsidiary Corporation, such Option shall cease to be exercisable in accordance with the terms established by the Committee which shall be set forth in the Option Agreement.

         g. DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If an Optionee shall die while employed by the Corporation or a Parent or Subsidiary Corporation or within three (3) months after the termination of such Optionee's employment, other than for Cause, or if the Optionee's employment shall terminate by reason of Disability or retirement, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within (i) one year after the date of death, Disability or retirement of the Optionee, if the Common Stock is then publicly traded on a national securities exchange or on an over-the-counter market and (ii) the earlier of (x) the original expiration date set forth in the Option Agreement and (y) thirty (30)



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                  days after the date of an initial public offering by the
                  Corporation of its Common Stock, if the Common Stock is not then publicly traded on a national securities exchange or on an the over-the-counter market.

         h. NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable or assignable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

         i.       EFFECT OF CERTAIN CHANGES.

                  (1) Subject to the approval (if required) of the Superintendent of Banks of the New York State Banking Department (the "Superintendent"), if there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the price per share of such Options, shall be equitably adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (2) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

                  (3) If while unexercised Options remain outstanding under the Plan - -



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                           i)       the stockholders of the Corporation approve
                                    a definitive agreement to merge or
                                    consolidate the Corporation with or into another corporation or to sell or otherwise dispose of substantially all of its assets, or adopt a plan of liquidation, or

                           ii) the "beneficial ownership" (as defined in Rule 13d-3 under the 1934 Act) of securities representing more than 50% of the combined voting power of the Corporation is acquired by any "person" as defined in Sections 13(d) and 14(d) of the 1934 Act, then from and after the date of any such stockholder approval or adoption, or the date on which public announcement of the acquisition of such percentage shall have been made, whichever is applicable (the applicable date being referred to herein as the "Acceleration Date"), all Options shall be exercisable in full, whether or not otherwise exercisable. Following the Acceleration Date, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an equitable adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof, and (b) the Committee may, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment in an amount per share subject to any such Option equal to the difference between the Fair Market Value (or, if greater, the price per share being paid in such Offer) of the shares of Common Stock subject to such Option and the Option Price set forth in the Option Agreement evidencing such Option.

                  (4) Paragraphs (2) and (3) of this Section 8(i) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Paragraph (3) of this
                           Section 8(i) shall also not apply to any public offering of securities by the Corporation. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the

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                           number of shares of Common Stock for which such
                           Option might have been exercised.

                  (5) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  (6) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  (7)      Except as hereinbefore expressly provided in this
                           Section 8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

         j. RIGHTS AS A STOCKHOLDER; STOCKHOLDER AGREEMENT. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof. If shares of Common Stock are not publicly traded on a national securities exchange or on an over-the-counter market at the time that an Optionee exercises an Option, then as a condition of exercise of such Option, the Optionee shall be required to execute the Corporation's Stockholder Agreement dated as of July 13, 1990 (in the form attached hereto as Exhibit A) as may be revised from time to time.

         k. OTHER PROVISIONS. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option



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                  qualifying as an Incentive Stock Option, as the Committee
                  shall deem advisable.

9.       AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

         If the Committee shall so require, as a condition of exercise, each Optionee shall agree that --

         (a)      No later than the date of exercise of any Option hereunder,
                  (i) the Optionee shall remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the Committee shall withhold such sums from compensation otherwise due to the Optionee or from any shares of Common Stock due to the Optionee under the Plan, or
                  (iii) any combination of the foregoing, or

         (b) If any disqualifying disposition (within the meaning of Section 422(a)(1) of the Code) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to the Plan, then the person making such disqualifying disposition shall remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding taxes thereby incurred.

10.      SECURITIES LAW MATTERS

         (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

         (b) If the Committee determines that, based upon the opinion of counsel for the Corporation, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Option would violate any applicable provision of (1) federal or state securities law or (2) the listing requirements of any securities exchange on which are listed any of the Corporation's equity securities, then, notwithstanding anything herein or in any Option Agreement to the contrary, the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Corporation shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee's authority under this Section 10(b) shall expire on an Acceleration Date.

11.      BANKING LAW MATTERS

         The Plan shall at all times be subject to the provisions of section 140-a of the New York State Banking Law, the regulations of the New York State Banking Department and any other applicable law of regulation.

12.      FUNDING

         Benefits payable under the Plan to any person shall be paid directly by the Corporation. The Corporation shall not be required to fund, or otherwise segregate assets to be used for, benefits under the Plan.

13.      NO EMPLOYMENT RIGHTS

         Neither the establishment of the Plan nor the granting of any Option shall be construed to (a) give any Optionee the right to remain employed by the Corporation or any of its Parent or Subsidiary Corporations or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Corporation or any Parent or Subsidiary Corporation to modify, amend, or terminate any of its employee benefit plans.

14.      TERM OF PLAN; APPROVAL OF STOCKHOLDERS

         The Plan shall become effective upon the close of business on the date that the Superintendent files the restated Organization Certificate for the Corporation reflecting the Split and approval of the Plan (the "Filing Date") but shall be subject to (i) the adoption of the Plan by the Board and (ii) the approval of the Plan by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, which approval must occur within twelve months before or after the date that the Plan is adopted by the Board. Subject to the preceding sentence, Options may be granted pursuant to the Plan from time to time within a period of ten (10) years of the earliest to occur of (i) the Filing Date, (ii) the date that the Plan has been adopted by the Board, or (iii) the date that the Plan has been approved by the stockholders of the Corporation.

15.      AMENDMENT AND TERMINATION OF THE PLAN

         Notwithstanding any other provision of this Plan, the Board at any time and from time to time may suspend, terminate, modify or amend the Plan or, subject to the last sentence of this Section 15, any Option; provided, however, (A) that any amendment or modification to the Plan or any Option that would (i) require an amendment to the Corporation's Organization Certificate, (ii) increase the number of shares of Common Stock as to which Options may be granted, (iii) change the number of shares of Common Stock which may be optioned to any single individual,
         (iv) decrease an Option's exercise price, (v) extend the term of the Plan or of an Option, or (vi) change the persons or category of persons eligible to be granted Options, shall require the approval of the Superintendent and of a majority of the shares of Common Stock issued and outstanding and (B) any modification or amendment to the Plan, other than those amendments listed in clause (A) of this Section 15 of the Plan, shall require the approval of the Superintendent. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

16.      EFFECT OF HEADINGS

         The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.



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

                              WACHOVIA CORPORATION

                        1999 Declaration of Amendment to
                        Offitbank 1993 Stock Option Plan


         THIS DECLARATION OF AMENDMENT, made effective this 1st day of September, 1999, by WACHOVIA CORPORATION, a North Carolina corporation (the "Corporation"), to the Offitbank 1993 Stock Option Plan (the "Plan").

                                R E C I T A L S:

         WHEREAS, the Plan provides for the grant of stock options to selected employees of Offitbank ("Offitbank"), its divisions, parent corporations and subsidiary corporations, and selected non-employee directors of Offitbank; and

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 13, 1999 by and between the Corporation and OFFITBANK Holdings, Inc. ("OFFIT Holdings"), the parent corporation of Offitbank, OFFIT Holdings will merge into the Corporation, with the Corporation as the surviving corporation; and

         WHEREAS, pursuant to Section 6.09(b) of the Merger Agreement, at the effective time of the merger (the "Merger"), each outstanding option to purchase shares of OFFIT Holdings common stock under the Plan, whether vested or unvested, will be converted into an option to acquire shares of the common stock of the Corporation (the "Common Stock"); and

         WHEREAS, pursuant to Section 15 of the Plan, the Board at any time and from time to time may suspend, terminate, modify or amend the plan or any option, subject to certain terms stated in the Plan; and

         WHEREAS, subject to consummation of the Merger, the Corporation has determined that it would be in the best interests of the Corporation to reflect the Corporation's assumption of certain options under the Plan and make certain amendments to the Plan in order to facilitate plan administration;

         NOW, THEREFORE, IT IS DECLARED, that, subject to consummation of the Merger and effective immediately following the effective time of the Merger, the Plan shall be amended as follows:

         1. References in the Plan to the "Corporation," including but in no way limited to the definition of the term contained in Section 1, shall hereafter be deemed to be references to Wachovia Corporation. Notwithstanding the foregoing, however, for purposes of determining eligibility to participate in the Plan (including but not limited to the provisions of Section 4), the term "Corporation" shall refer to Offitbank, its present or future divisions, its parent corporations and subsidiary corporations, as defined in the Plan.

         2. All references to the term "Common Stock," including but not limited to the definition of such term contained in Section 2(d), shall hereafter be deemed to be references to the Common Stock of Wachovia Corporation.

         3. All references to the term "Committee," including but not limited to the definition of the term contained in Section 2(c), shall hereafter be deemed to be references to the Management Resources and Compensation Committee of the Board of Directors of Wachovia Corporation.

         4. The first paragraph of Section 3 ("Administration") shall be deleted and the following sentences shall be inserted in lieu thereof, with the remainder of Section 3 being unchanged:

                  "The Plan shall be administered by the Committee. If deemed necessary or advisable to comply with the provisions of Rule 16b-3 of the Exchange Act, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3."

         5. The second sentence of Section 5 ("Stock") shall be deleted and the following sentence shall be inserted in lieu thereof, with the remainder of
Section 5 being unchanged:

                  "Shares of Common Stock subject to Options hereunder may, in whole or in part, be authorized but unissued shares."

         6. Section 8(j) ("Rights as a Stockholder; Stockholder Agreement") shall be amended by deleting the reference to Stockholder Agreement in the heading and by deleting the last sentence thereof, with the remainder of Section 8(j) being unchanged.

         IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Wachovia Corporation as of the day and year first above written.

                                          WACHOVIA CORPORATION


                                          By: /s/ L.M. Baker, Jr.
                                              ---------------------------------
                                              Chief Executive Officer

ATTEST:

/s/ William M. Watson, Jr.
----------------------------------
Secretary

[Corporate Seal]


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